Exhibit 99.5

Ozop Energy (OZSC) Secures $2.1 Million in Purchase Orders for Photo-Voltaic Energy System Components

OZOP Signs Nationwide Module Supply Agreement with Yingli Green Energy Americas

WARWICK, NY, April 30, 2021 — Ozop Energy Solutions, Inc. (OTCMKTS:OZSC), (“Ozop” or the “Company) is pleased to announce that its wholly owned subsidiary, Ozop Energy Systems (OES), has reached a cooperation agreement with Yingli Green Energy Americas, Inc. (Yingli), in which OES will be distributing the coveted Yingli solar photo-voltaic (PV) panels nationwide starting with its new high-performance YL360D module.

OES has received signed POs in excess of $2,100,000 consisting of four containers per month which include the new YLM360 All-Black 120-Cell Modules. To meet the needs of the regional market, Yingli will provide mono products with elegant black frames and sheets, as well as flexible installation methods.

“I’m extremely pleased to solidify this relationship with Yingli,” stated Brian Conway, CEO of Ozop Energy Solutions. “As one of the world’s largest manufacturers of PV modules, Yingli is known for its R&D capability and high-quality panels.”

The 360-Watt, 120-cell modules are only 3.3 inches taller than the traditional 60-cell footprint, allowing for a more flexible installation, which is preferred by system designers. The amount of power that this module will be producing in a small footprint is significant.

Tim Toor, Co-Director of Sales of OES, notes, “Yingli brings their A-game, offering the price, quality and availability the market is demanding.”

“We are honored to reach full cooperation with Ozop Energy Systems,” said Cindy Hu, Managing Director of Yingli Green Energy Americas Inc. “Solar is an effective means of generating electricity. We hope to serve local communities in their transition to solar and an environmentally friendly way of life.”

For more information on OZSC please follow on the link, www.OzopEnergy.com.

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About Ozop Energy Solutions.

Ozop Energy Solutions (ozopenergy.com) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

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